Exhibit 99.2

GREENLAND TECHNOLOGIES HOLDING CORPORATION ANNOUNCES CLOSING OF UNDERWRITTEN PUBLIC OFFERING

EAST WINDSOR, NJ — January 29, 2026 — Greenland Technologies Holding Corporation (Nasdaq: GTEC) (“Greenland” or the “Company”), a technology developer and manufacturer of electric industrial vehicles and drivetrain systems for material handling machineries and vehicles, today announced the closing of its previously announced underwritten public offering of 5,083,330 units (the “Units”) at a public offering price of $1.20 per Unit. Each Unit consists of one ordinary share of the Company (each, an “ordinary share” and collectively, the “ordinary shares”) and four-fifths of one warrant (each, a “warrant” and collectively, the “warrants”), with each whole warrant exercisable for one ordinary share.

The Units were not certificated or issued as stand-alone securities. The ordinary shares and warrants included in the Units were immediately separable and were issued separately in the offering. The warrants are immediately exercisable upon issuance, have an exercise price of $1.20 per share, or by means of a zero price exercise, and will expire three years from the date of issuance. There is no established trading market for the Units or the warrants, and the Company does not intend to list the Units or the warrants on any securities exchange or other trading market. The ordinary shares are listed on The Nasdaq Capital Market under the symbol “GTEC.”

The gross proceeds from the offering were approximately $6.1 million, before deducting underwriting discounts and other offering expenses payable by the Company. The Company intends to use the net proceeds from the offering for working capital and general corporate purposes.

The offering was conducted on a firm commitment basis. Joseph Stone Capital, LLC acted as the sole underwriter for the offering. Hunter Taubman Fischer & Li LLC acted as U.S. securities counsel to the Company, and Sichenzia Ross Ference Carmel LLP acted as U.S. securities counsel to Joseph Stone Capital, LLC in connection with the offering.

The offering was made pursuant to a registration statement on Form S-1, as amended (File No. 333-292412) (the “Registration Statement”), which was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on January 26, 2026. The offering was made only by means of a prospectus forming part of the effective registration statement. A final prospectus related to the offering has been filed with the SEC and is available on the SEC’s website at www.sec.gov. Electronic copies of the final prospectus may be obtained from Joseph Stone Capital, LLC, by standard mail to Joseph Stone Capital, LLC, 585 Stewart Ave, Suite L60-C, Garden City, NY 11530, via email at corporatefinance@josephstonecapital.com, or by telephone at +1 (888) 302-5548.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Greenland Technologies Holding Corporation

Greenland Technologies Holding Corporation (Nasdaq: GTEC) is a technology developer and manufacturer of electric industrial vehicles and drivetrain systems for material handling machineries and vehicles. For more information, please visit the Company’s website at https://ir.gtec-tech.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts are forward-looking statements, including statements regarding the expected use of proceeds from the offering. These forward-looking statements involve known and unknown risks and uncertainties and are based on current expectations and projections about future events and financial trends that the Company believes may affect its financial condition, results of operations, business strategy and financial needs. Investors can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “potential,” “continue” or other similar expressions. The Company undertakes no obligation to update forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations, except as may be required by law. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results and encourages investors to review other factors that may affect its future results in the Registration Statement, the Company’s quarterly report on Form 10-Q, filed with the SEC on November 7, 2025, and other filings with the SEC.

Contact:

Greenland Technologies Holding Corporation

Investor Relations

Tel: 1 (888) 827-4832

ir@gtec-tech.com